SETTLEMENT AGREEMENT

        THIS SETTLEMENT AGREEMENT (this “Agreement”) is made and entered into as of the 2 day of June, 2006 (the “Effective Date”) by and among Palomar Medical Technologies, Inc., a Delaware corporation, with offices at 82 Cambridge Street, Burlington, MA 01803 (“Palomar”), The General Hospital Corporation, a Massachusetts corporation with offices at Fruit Street, Boston MA 02114 (“General”), and Cutera, Inc., a Delaware corporation with offices at 3240 Bayshore Blvd, Brisbane, CA 94005 (“Cutera”). Each of Palomar, General, and Cutera is a “Party” and together they are the “Parties” hereunder.

        WHEREAS, Palomar, General and Cutera (as successor in interest to the rights and obligations of Altus Medical, Inc.) are parties to four lawsuits captioned: (i) “Palomar Medical Technologies, Inc. and The General Hospital Corporation v. Cutera, Inc.,” Case No. 02-10258-RWZ; (ii) “Palomar Medical Technologies, Inc. and The General Hospital Corporation v. Cutera, Inc.,” Case No. 1:05 CV 10683-RWZ, each of (i) and (ii) which are currently pending in the United States District Court District of Massachusetts; (iii) “Cutera, Inc., v. Palomar Medical Technologies, Inc. and The General Hospital Corporation,” Case No. C 05-2749 CW, which is currently pending in the United States District Court Northern District of California; and (iv) “Cutera, Inc., v. Palomar Medical Technologies, Inc. and The General Hospital Corporation,” Case No. 05-484-JJF, which is currently pending in the United States District Court District of Delaware (collectively, the “Lawsuits”);

        WHEREAS, the Lawsuits generally concern allegations of infringement, invalidity and unenforceability of the Anderson Patents; and

        WHEREAS, Palomar and General on the one hand and Cutera on the other hand wish to settle and compromise the Lawsuits and all other claims, demands, and controversies between them relating to the Lawsuits and the transactions and occurrences that gave rise to the Lawsuits on the terms and conditions set forth below;

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties covenant and agree as follows:

    1.     The Closing. A closing (the “Closing”) of the transactions contemplated hereby shall be held simultaneously with the execution and delivery of this Agreement. At the Closing and in partial consideration of the payment made by Cutera pursuant to Section ý3(a), the following actions shall take place:

        (a)     Cutera and Palomar shall execute and deliver to each other the “Patent License Agreement” in the form attached hereto as Exhibit A;

        (b)     Each of the Parties shall deliver to the other Parties executed “Consent Judgments” described in Section ý2, in the form attached hereto as Exhibit B; and

        (c)     Each of the Parties shall deliver to the other Parties executed “Stipulated Dismissals With Prejudice” described in Section ý2, in the form attached hereto as Exhibit C.

    2.     Termination of the Lawsuits. The Parties shall execute, or cause their attorneys of record in the Lawsuits to execute, the Consent Judgments, copies of which have been provided to the Parties and to their respective counsel. Within two (2) business days of Cutera’s payment in full to Palomar of the aggregate amount due pursuant to Section ý3(a) of this Agreement and the aggregate amount due pursuant to Section 4.2 of the Patent License Agreement, Palomar’s counsel shall file such executed Consent Judgments with the District of Massachusetts. Upon the entry of such Consent Judgments by the court, but not before, Palomar’s counsel shall file such executed Stipulated Dismissals With Prejudice with the District of Delaware and the Northern District of California. No other Party or their counsel shall file the Consent Judgments or the Stipulations of Dismissal With Prejudice with any court. The Parties shall perform all acts necessary to facilitate each appropriate court’s prompt approval and entry of the Consent Judgments and Stipulated Dismissals With Prejudice as orders of such court, including executing and filing with such court any other appropriate documents. If for any reason an appropriate court does not approve a Consent Judgment and Stipulated Dismissals With Prejudice and enter the same as orders of such court, the Parties shall promptly confer in good faith to modify the same or take such other actions as are required to overcome such court’s objections and effectuate such dismissals. The entry of all such Consent Judgments and Stipulated Dismissals With Prejudice as orders of the respective courts is an express condition to the effectiveness of this Agreement and the Patent License Agreement, provided that, for clarity, Cutera shall pay such two aggregate amounts before Palomar’s counsel files the Consent Judgments.

    3.     Certain Consideration.

        (a)     Payment to Palomar. As partial consideration hereunder, Cutera shall pay to Palomar within two (2) business days of the Effective Date (exclusive of any amounts due under the Patent License Agreement) an amount equal to:

            (i)     four million dollars (US$4,000,000) to cover Palomar’s legal costs and expenses, provided that such amount shall be the total amount of Palomar’s legal costs and expenses to be covered by Cutera regardless of any excess legal costs or expenses incurred by Palomar, if any; plus

            (ii)     two million, eight hundred thousand dollars (US$2,800,000), which the Parties acknowledge (1) is equal to Cutera’s good faith estimate of an additional one percent (1%) royalty due on Sales of Licensed Products (the “One Percent Royalty”) occurring on or before March 31, 2006, and (2) is in addition to and exclusive of amounts due pursuant to Section 4.2 of the Patent License Agreement on Sales of Licensed Products occurring on or before March 31, 2006. Such Sales of Licensed Products that give rise to such additional one percent (1%) royalty shall be auditable for a period of seven (7) years from the date of each such Sale, as contemplated by Sections 4.9 and 4.10 of the Patent License Agreement, and Cutera shall be responsible for any under-payment of the One Percent Royalty notwithstanding the terms of this Agreement (including any release hereunder) and the Patent License Agreement, and Cutera may credit any over-payment of the One Percent Royalty against future amounts owed Palomar under the Patent License Agreement but otherwise Palomar shall not be obligated to reimburse any such over-payment. The Parties acknowledge and agree that any under-payment of the One Percent Royalty under this Section ý3(a)(ii) (the “Initial 1% Under-Payment”) shall not constitute a breach of this Agreement, but Cutera shall be required to pay Palomar the Initial 1% Under-Payment in full, plus interest at a rate equal to the rate of interest specified in Section 4.11 of the Patent License Agreement (calculated on a compound basis with a monthly compounding period from the Effective Date for the amount of the Initial 1% Under-Payment).

The payments contemplated by this Section ý3(a) shall be made by wire transfer, without deduction for any taxes or other charges, in U.S. dollars to the credit of:

Palomar's account:

Bank Name: Banknorth
Bank Address: 370 Main Street
Worcester, MA 01608
Palomar Medical Technologies, Inc.
Account No. 8241022982
ABA No. 211370545

        (b)     Patent License Agreement. As partial consideration for their mutual obligations hereunder, Palomar and Cutera have executed the Patent License Agreement.

    4.     Releases and Indemnities.

        (a)     Release of Palomar and General by Cutera.

            (i)     Of Palomar. Each of Cutera and all Cutera Covenanting Affiliates, together with (as applicable) their respective officers, directors, employees, shareholders, insurers, agents, trustees, attorneys, heirs, administrators, executors, successors and assigns (collectively, “Cutera Releasors”), does hereby, jointly and severally, remise, release and forever discharge Palomar and all Palomar Affiliates, together with (as applicable) all of their respective officers, directors, employees, shareholders, insurers, licensees, sublicensees, customers, agents, trustees, attorneys, parents, subsidiaries, successors and assigns (collectively, the “Released Palomar Entities”), of and from any and all actions, causes of action, claims, counterclaims, damages, debts, demands, liabilities, costs, expenses, loss, liens and obligations of whatsoever name and nature, including attorney and professional fees, whether at law or in equity (hereinafter, “Claims”), which the Cutera Releasors now have or ever had against the Released Palomar Entities, whether or not the facts giving rise to such Claims are now known or unknown, from the first day of the world to the Effective Date (but not thereafter), which Claims are asserted or could have been asserted in the Lawsuits. It is the intention of the Cutera Releasors fully, finally and forever to release the Released Palomar Entities from Claims released by this Section ý4(a)(i). In furtherance of such intention, this release shall be and remain in effect notwithstanding the discovery subsequent to the Effective Date of any presently existing fact. Notwithstanding the foregoing, it is expressly understood that this release does not release the Released Palomar Entities or any of them from the obligations set forth in this Agreement, the Exhibits hereto and the other documents delivered at the Closing (including, with respect to Palomar and the Palomar Affiliates, the Patent License Agreement).

            (ii)     Of General. Each Cutera Releasor does hereby, jointly and severally, remise, release and forever discharge General and all General Affiliates (as defined below in Section ý4(c)(iv)), together with (as applicable) all of their respective officers, directors, employees, shareholders, insurers, licensees, sublicensees, customers, agents, trustees, attorneys, parents, subsidiaries, successors and assigns (collectively, the “Released General Entities”), of and from any and all Claims which the Cutera Releasors now have or ever had against the Released General Entities, whether or not the facts giving rise to such Claims are now known or unknown, from the first day of the world to the Effective Date (but not thereafter), which Claims are asserted or could have been asserted in the Lawsuits, and which further involve and are limited to the Anderson Patents. It is the intention of the Cutera Releasors fully, finally and forever to release the Released General Entities from Claims released by this Section ý4(a)(ii). In furtherance of such intention, this release shall be and remain in effect notwithstanding the discovery subsequent to the Effective Date of any presently existing fact. Notwithstanding the foregoing, it is expressly understood that this release does not release the Released General Entities or any of them from the obligations set forth in this Agreement, the Exhibits hereto and the other documents delivered at the Closing.

        (b)     Cutera’s Representation, Warranty and Indemnity as to Released Matters.

            (i)     To Palomar. Cutera represents and warrants to Palomar that it has not heretofore assigned, transferred or purported to assign or transfer, and that it shall not hereafter assign or transfer or purport to assign or transfer, to any person or entity any matter it has released in Section ý4(a)(i) and it agrees to indemnify and hold harmless the Released Palomar Entities from and against all Claims based on, resulting from, in connection with, or arising out of, any such assignment or transfer or purported or claimed assignment or transfer of any such matter that it has released in Section ý4(a)(i), in whole or in part.

            (ii)     To General. Cutera represents and warrants to General that it has not heretofore assigned, transferred or purported to assign or transfer, and that it shall not hereafter assign or transfer or purport to assign or transfer, to any person or entity any matter it has released in Section ý4(a)(ii) and it agrees to indemnify and hold harmless the Released General Entities from and against all Claims based on, resulting from, in connection with, or arising out of, any such assignment or transfer or purported or claimed assignment or transfer of any such matter that it has released in Section ý4(a)(ii), in whole or in part.

        (c)     Release of Cutera by Palomar and General.

            (i)     By Palomar. Each of Palomar and all Palomar Affiliates, together with (as applicable) their respective officers, directors, employees, shareholders, insurers, agents, trustees, attorneys, heirs, administrators, executors, successors and assigns (collectively, “Palomar Releasors”), does hereby, jointly and severally, remise, release and forever discharge Cutera and all Cutera Covenanting Affiliates, together with (as applicable) their officers, directors, employees, shareholders, insurers, licensees, sublicensees, customers, agents, trustees, attorneys, parents, subsidiaries, successors and assigns (collectively, the “Released Cutera Entities”), of and from any and all Claims which the Palomar Releasors now have or ever had against the Released Cutera Entities, whether or not the facts giving rise to such Claims are now known or unknown, from the first day of the world to the Effective Date (but not thereafter), which Claims are asserted or could have been asserted in the Lawsuits. It is the intention of the Palomar Releasors fully, finally and forever to release the Released Cutera Entities from Claims released by this Section ý4(c)(i). In furtherance of such intention, this release shall be and remain in effect notwithstanding the discovery subsequent to the Effective Date of any presently existing fact.

            (ii)     By General. Each of General and all General Affiliates, together with (as applicable) their respective officers, directors, employees, shareholders, insurers, agents, trustees, attorneys, heirs, administrators, executors, successors and assigns (collectively, “General Releasors”), does hereby, jointly and severally, remise, release and forever discharge the Released Cutera Entities, of and from any and all Claims which the General Releasors now have or ever had against the Released Cutera Entities, whether or not the facts giving rise to such Claims are now known or unknown, from the first day of the world to the Effective Date (but not thereafter), which Claims are asserted or could have been asserted in the Lawsuits and which further involve and are limited to the Anderson Patents. It is the intention of the General Releasors fully, finally and forever to release the Released Cutera Entities from Claims released by this Section ý4(c)(ii). In furtherance of such intention, this release shall be and remain in effect notwithstanding the discovery subsequent to the Effective Date of any presently existing fact.

            (iii)     Miscellaneous. Notwithstanding the foregoing in Section ý4(c)(i) and ý4(c)(ii), it is expressly understood that the releases by Palomar Releasors and General Releasors contained in this Agreement do not release the Released Cutera Entities or any of them from the obligations set forth in this Agreement, the Exhibits hereto and the other documents delivered at the Closing (including the Patent License Agreement, or the obligation to pay any amounts under the terms of Section ý3(a) hereof, Section 4.2 of the Patent License Agreement or Section 4.4 of the Patent License Agreement (with respect to Sales of Licensed Products by Cutera and Cutera Affiliates occurring on or after April 1, 2006) each of which may be audited pursuant to those Sections and Section 4.10 of the Patent License Agreement). For the avoidance of doubt, Cutera’s obligation to pay to Palomar royalties due on Sales of Licensed Products occurring on or after April 1, 2006 pursuant to the terms of the Patent License Agreement shall apply on and after April 1, 2006, notwithstanding any release contained herein.

            (iv)     Definition. For purposes of this Agreement, “General Affiliate” shall mean any person or entity that, directly or indirectly, through one or more intermediaries, controls or is controlled by, General, wherein “control” and, with correlative meaning, the term “controlled by” shall mean (i) the possession, directly or indirectly, of the power to direct the management or policies of an entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise, or (ii) the ownership, directly or indirectly, of at least fifty percent (50%) of the voting securities or other ownership interest of an entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity); provided, that if local law restricts foreign ownership, “control” shall be deemed established by direct or indirect ownership of the maximum ownership percentage that may, under such local law, be owned by foreign interests.

        (d)     Palomar’s and General’s Representation, Warranty and Indemnity as to Released Matters. Each of Palomar and General represents and warrants to Cutera that it has not heretofore assigned, transferred or purported to assign or transfer, and shall not hereafter assign or transfer or purport to assign or transfer, to any person or entity any matter it has released in Section ý4(c) and agrees to indemnify and hold harmless the Released Cutera Entities from and against all Claims based on, resulting from, in connection with, or arising out of, any such assignment or transfer or purported or claimed assignment or transfer of any such matter that it has released hereunder, in whole or in part. Nothing in this Section ý4(d) shall preclude General from granting any licenses under the Anderson Patents to another party or parties if the MGH Agreement is terminated for any reason prior to the expiration of all the Valid Claims of the Anderson Patents, subject to General’s agreement hereby that Cutera shall have the right to maintain a direct license with General pursuant to Section 9.4 of the MGH Agreement (subject to the provisos contained in such Section 9.4) if the MGH Agreement is so terminated.

        (e)     Full Settlement. The Parties understand and agree that this Agreement and the attached Exhibits as executed and delivered at the Closing are intended to settle all disputes (in existence from the first day of the world to the Effective Date (but not thereafter)) between Palomar and General on the one hand and Cutera on the other hand based on or related in any way to the Lawsuits and all the other matters released by this Section ý4 and shall be effective as a full and final accord and satisfaction and release of all such matters.

    5.     Representations and Warranties; Disclaimers.

        (a)     Representations and Warranties by the Parties. Each Party represents and warrants to the other Parties as of the Effective Date:

            (i)     that it is an entity duly organized, validly existing and in good standing under the laws of the state of its organization, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as it is contemplated to be conducted by this Agreement;

            (ii)     that it has the authority to (i) enter into this Agreement, (ii) extend the releases, rights, licenses and sublicenses granted to the other Parties under this Agreement, and (iii) undertake and fully perform its obligations under this Agreement;

            (iii)     that this Agreement has been duly executed and delivered by it and is a binding obligation of it, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally, and to general equitable principles;

            (iv)     its execution, delivery, granting of rights, licenses and sublicenses, and performance of its obligations under this Agreement does not and will not, with or without the passage of time or the giving of notice or both, conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any agreement or other document or instrument to which it is a party; and

            (v)     all necessary consents, approvals and authorizations of all regulatory and governmental authorities and other third parties (including, in the case of Cutera, any Cutera Covenanting Affiliates and, in the case of Palomar, any Palomar Affiliates and, in the case of General, any General Affiliates) required to be obtained by it in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder have been obtained.

        (b)     Representations and Warranties by MGH. MGH represents and warrants to Cutera that as of the Effective Date:

            (i)     MGH is the sole and exclusive owner of the Anderson Patents; and

            (ii)     Palomar has the rights set forth in the MGH Agreement (as defined in the Patent License Agreement).

        (c)     Disclaimer. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NONE OF THE PARTIES MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND HEREUNDER, WHETHER EXPRESS OR IMPLIED, AND EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NONINFRINGEMENT. TO THE EXTENT THIS PROVISION CONFLICTS IN ANY WAY WITH THE TERMS AND CONDITIONS OF THE MGH AGREEMENT, THE MGH AGREEMENT SHALL CONTROL.

        (d)     No Consequentials. IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANY OTHER HEREUNDER FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY, OR OTHERWISE, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. TO THE EXTENT THIS PROVISION CONFLICTS IN ANY WAY WITH THE TERMS AND CONDITIONS OF THE MGH AGREEMENT, THE MGH AGREEMENT SHALL CONTROL.

    6.     Miscellaneous.

        (a)     Entire Agreement; Counterparts; Stipulated Dismissals. Other than with respect to (i) the executed Patent License Agreement, Stipulated Dismissals With Prejudice, and Consent Judgments and (ii) the MGH Agreement and other agreements between MGH and Palomar (but not Cutera), this Agreement (including the Exhibits) constitutes the entire agreement between Palomar and MGH on the one hand and Cutera on the other hand relating to the subject matter hereof and supersedes all previous agreements, practices or courses of dealings between the Parties, whether written or oral, relating to the subject matter hereof, provided that each of (1) that certain Non-Disclosure Agreement, dated as of November 22, 2002, between Palomar and Cutera (as successor in interest to the rights and obligations of Altus Medical, Inc.), (2) that certain Agreement, dated as of November 22, 2002, between Palomar and Cutera (as successor in interest to the rights and obligations of Altus Medical, Inc.) and (3) that certain Agreement, dated as of March 29, 2006, between Palomar and Cutera, shall terminate as of the Effective Date as to any disclosures occurring after the Effective Date, but shall remain in full force and effect with respect to all applicable disclosures occurring and rights and obligations accruing prior to the Effective Date. This Agreement may be executed in counterparts with the same force and effect as if each of the signatories had executed the same instrument.

        (b)     Other Parties. This Agreement shall be binding upon, and inure to the benefit of, the legal representatives, successors and permitted assigns of the Parties. There shall be no Third Party beneficiaries, either express or implied, to this Agreement, provided that Section ý4 is intended to benefit, in addition to the Parties, the other Released Palomar Entities, Released General Entities and Released Cutera Entities as if they were Parties hereto.

        (c)     No Agency or Joint Venture Relationship. Nothing contained herein shall be deemed to create any association, partnership, joint venture or relationship of principal, agent, master or servant between the Parties hereto or, in the case of Palomar, any Palomar Affiliates, or, in the case of Cutera, any Cutera Covenanting Affiliates, or to provide any Party with the right, power or authority to incur any obligation or make any representations, warranties or guarantees on behalf of any other Party.

        (d)     Retained Rights. Except as provided in Section 4.7 of the Patent License Agreement (other than with respect to arbitration awards made thereunder), the Parties retain their rights to petition an appropriate court regarding any breach or violation of the terms or conditions of this Agreement, a Consent Judgment or the Patent License Agreement.

        (e)     Severability. If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable by a court of competent jurisdiction, then (i) the remainder of this Agreement, or the application of such term, covenant or condition to Parties or circumstances other than those that were held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (ii) the Parties hereto covenant and agree to renegotiate any such invalid or unenforceable term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

        (f)     Waivers; Amendments; Supplements. No waiver by any Party of a breach of any covenant or condition of this Agreement by another Party shall be construed to be a waiver of any succeeding breach of the same or any other covenant or condition. Except as otherwise expressly provided herein, this Agreement or any Exhibit hereunder may not be changed or amended except by a writing expressly referring to this Agreement signed by all the Parties.

        (g)     Section 1542 of the California Civil Code. The Parties waive all rights they may have under Section 1542 of the California Civil Code, and acknowledge that subject to the terms herein, the releases granted by the Parties extend to all claims expressly released by Section ý4(a) and ý4(c), whether such claims are known or unknown. The Parties are fully informed of the provisions of Section 1542, which provides that:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

        (h)     Publicity and Disclosure of Terms of this Agreement and the Patent License Agreement. The Parties agree that the initial public announcements of the execution of this Agreement and Patent License Agreement shall be in the forms of press releases to be agreed upon by the Parties on or before the Effective Date and attached hereto as Exhibit D1 (Palomar’s press release) and Exhibit D2 (Cutera’s press release). The Parties also agree that Palomar and Cutera will file a copy of this Agreement, the Patent License Agreement, the Consent Judgments and the Stipulated Dismissals With Prejudice (in each case without redaction) with the United States Securities and Exchange Commission and other similar or comparable governmental bodies, authorities or agencies, if necessary.

        (i)     Jurisdiction. Subject to and without limiting Section 4.7 of the Patent License Agreement, the Parties hereby irrevocably consent to the exclusive jurisdiction and venue of any state or federal court sitting in the Commonwealth of Massachusetts, over any action or proceeding arising out of or relating to this Agreement or any agreement or document delivered in connection herewith or therewith, and agree that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. Each of the Parties consents to the jurisdiction of such court or courts for such actions or proceedings and agrees that the service upon it of a summons and complaint by certified mail return receipt requested shall be sufficient for such court or courts to exercise personal jurisdiction over the Parties for such actions or proceedings. The Parties waive any objection to any action or proceeding relating to this Agreement in any state or federal court sitting in the Commonwealth of Massachusetts, on the basis of forum non conveniens, lack of personal jurisdiction or otherwise. Notwithstanding the foregoing, if any action or proceeding may not be brought in any such court because all such courts lack subject matter jurisdiction, the Parties may bring such action or proceeding in a court of appropriate jurisdiction.

        (j)     Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws; provided that any dispute relating to the scope, validity, enforceability, infringement or misuse of any Patent shall be governed by, and construed and enforced in accordance with, the substantive laws of the jurisdiction in which such Patent originates, except to the extent such dispute is within the scope of Section 8.4 of the Patent License Agreement, in which case the provisions of Section 8.4 of the Patent License Agreement shall govern such dispute.

        (k)     Certain Expenses. Except as otherwise expressly provided herein, each of the Parties hereto shall bear its own costs, attorneys’ fees, and expenses that arise out of or in connection with the negotiation, execution or performance of this Agreement.

        (l)     Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

        (m)     Parties Advised by Counsel. This Agreement has been negotiated between unrelated Parties who are sophisticated and knowledgeable in the matters contained in this Agreement and who have acted in their own self interest. In addition, each Party has been represented by legal counsel. This Agreement shall not be interpreted or construed against any Party to this Agreement because that Party or any attorney or representative for that Party drafted or participated in the drafting of this Agreement.

        (n)     Notices. All notices, demands, requests, approvals, consents or other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given: (i) when delivered in person or by courier or confirmed facsimile; (ii) upon confirmation of receipt when sent by certified mail, return receipt requested; or (iii) upon receipt when sent by reputable private international courier with established tracking capability (such as DHL, FedEx, or UPS), postage pre-paid, and addressed as set forth as the case may be, to the noticed Party at the address set forth below, or such other address as a Party may specify by written notice to the other.

Notices shall be sent to Palomar at:

Palomar Medical Technologies
82 Cambridge Street
Burlington, MA 01803
Attention: CEO
Facsimile: (781) 993-2377

with a required copy to:

Palomar Medical Technologies
82 Cambridge Street
Burlington, MA 01803
Attention: General Counsel
Facsimile: (781) 993-2377

and a further required copy to:

Goodwin Procter LLP
Exchange Place
53 State Street
Boston, MA 02109
Attention: Kingsley Taft, Esq.
Facsimile: (617) 523-1231

and to General at:

Corporate Sponsored Research and Licensing
Massachusetts General Hospital
13th St. BLVD., BLDG. 149 Suite 5036
Charlestown, MA 02129
Attention: Frances Toneguzzo, Ph. D.
Facsimile: (617) 726-8608

with a required copy to:

Office of the General Counsel
Partners HealthCare System, Inc.
50 Staniford St., Suite 1000
Boston, MA 02114
Attention: Paul G. Cushing, Esq.
Facsimile: (617) 726-1665

and to Cutera at:

Cutera, Inc.
3240 Bayshore Blvd
Brisbane, CA 94005
Attention: CEO
Facsimile: (415) 330-2446

with a required copy to:

Cutera, Inc.
3240 Bayshore Blvd
Brisbane, CA 94005
Attention: General Counsel
Facsimile: (415) 330-2446

and a further required copy to:

Weil, Gotshal & Manges LLP
201 Redwood Shores Parkway
Redwood City, CA 94065
Attention: Jared Bobrow, Esq.
Facsimile: (650) 802-3100

        (o)     Captions, Section Headings. As used in this Agreement, "including" means "including but not limited to", and "herein", "hereof", and "hereunder" refer to this Agreement as a whole. The Section headings used herein are for reference and convenience only, and shall not enter into the interpretation of this Agreement. Unless otherwise expressly provided herein, any reference to a number of "days" hereunder shall refer to calendar days. References to Sections include subsections, which are part of the related Section (e.g., a section numbered "Section y4(a)" would be part of "Section y4", and references to "Section y5(a)" would also refer to material contained in the subsection described as "Section y5(a)(ii)").

        (p)     Capitalized Terms. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Patent License Agreement.

        (q)     Mistakes of Fact or Law. Mistakes of fact or law shall not constitute grounds for modification, avoidance or rescission of the terms of this Agreement.

[remainder of this page intentionally left blank]

        IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have each caused its duly authorized representative to execute and deliver this Agreement under seal as of the Effective Date.

PALOMAR MEDICAL TECHNOLOGIES, INC.

By:/s/ Joseph P. Caruso
Name: Joseph P. Caruso
Title: CEO
Date: June 2, 2006

THE GENERAL HOSPITAL CORPORATION

By:/s/ Frances Toneguzzo, Ph. D.
Name: Frances Toneguzzo, Ph. D.
Title: Director, Corporate Sponsored Research & Licensing
Date: June 2, 2006

CUTERA, INC.

By:/s/ Kevin Connors
Name: Kevin Connors
Title: CEO
Date: June 2, 2006

Exhibit A Patent License Agreement

Exhibit B Consent Judgments

Exhibit C Stipulated Dismissals With Prejudice

Exhibit D1 Palomar Press Release

NEWS RELEASE for June 5, 2006 at 6:00 AM EST

Contacts:	Investor Relations
Kayla Castle
Investor Relations Manager
Palomar Medical Technologies Inc
781-993-2411
ir@palomarmedical.com

PALOMAR ANNOUNCES SUCCESSFUL CONCLUSION OF PATENT INFRINGEMENT LAWSUITS AGAINST CUTERA
Cutera Admits Infringement and Validity of Palomar Patents
for Both Laser and Lamp Products

        BURLINGTON, MA (June 5, 2006)...Palomar Medical Technologies Inc (Nasdaq:PMTI) announced today the resolution of its on-going patent infringement lawsuits against Cutera, Inc. (Nasdaq: CUTR). In the first lawsuit, Palomar accused Cutera's CoolGlide Laser Systems, including the CoolGlide CV, Excel, Vantage and Xeo, of infringing U.S. Patent No. 5,735,844. In the second lawsuit, Palomar accused Cutera's Lamp Systems, including the CoolGlide Xeo and Solera Opus platforms using the PW770 handpiece, of infringing both the 5,735,844 Patent as well as U.S. Patent No. 5,595,568 (the "Anderson Patents"). Palomar has an exclusive license to these patents from the General Hospital Corporation in Boston, Massachusetts.

        Cutera has admitted to the infringement, validity and enforceability of the Anderson Patents and agreed not to challenge them in the future.

        Cutera will pay Palomar $15.5 million as an 8.5% royalty on sales of their laser and lamp based hair removal systems beginning with their initial sales in 2000 through March 31, 2006, $2.5 million in interest on past sales, and $4 million to cover Palomar’s legal costs incurred while enforcing these patents. Beginning April 1, 2006, Cutera will pay Palomar a 7.5% royalty on future sales of these systems and any new light-based hair removal systems later developed.

        Patricia Davis, Senior Vice President and General Counsel of Palomar, commented “The Court’s rulings throughout this lawsuit, including the Markman Ruling and the Summary Judgment ruling, confirmed the breadth and validity of Palomar’s patent position. This favorable resolution with Cutera further substantiates the strength of these patents. Palomar intends to continue its strategy of vigorously enforcing our patent position.”

        Joseph P. Caruso, President and Chief Executive Officer of Palomar, commented, “Palomar pioneered the cosmetic light based industry with the first high powered light based hair removal system in 1997. Since then, this industry has become one of the fastest growing segments in the medical industry with hair removal procedures being the most popular cosmetic light based procedure performed today. Many companies have taken advantage of this high growth by offering products covered by the Anderson Patents, and Palomar intends to license such companies or prevent continued infringement. This strategy has and should continue to provide significant financial benefit to Palomar and its shareholders.”

        In the Patent License Agreement with Cutera, the 7.5% royalty rate is applicable to all light sources for hair removal. When systems include light sources not for hair removal, the 7.5% royalty rate is applied to the hair removal portion of the entire system. For a system with two or more light sources for hair removal and one or more other light sources not for hair removal, the 7.5% royalty is applied to 70% of the total sale price and for systems with one light source for hair removal and one or more other light sources not for hair removal, the 7.5% royalty is applied to 50% of the total sale price.

        Under Palomar’s license agreement with the General Hospital Corporation, Palomar will pay to the General Hospital Corporation 40% of all payments from Cutera excluding reimbursement of Palomar’s legal costs.

        For more information, please see the Settlement Agreement, the License Agreement, the Consent Judgments and Stipulations of Dismissal filed as Exhibits 99.1, 99.2, 99.3 and 99.4 to a Current Report on Form 8-K filed today.

        About Palomar Medical Technologies Inc.: Palomar is a leading researcher and developer of light-based systems for cosmetic treatments. Palomar pioneered the optical hair removal field, when, in 1997, it introduced the first high-powered laser hair removal system. Since then, many of the major advances in light-based hair removal have been based on Palomar technology. There are now millions of light-based cosmetic procedures performed around the world every year in physician offices, clinics, spas and salons. Palomar is testing many new and exciting applications to further advance the hair removal market and other cosmetic applications. Palomar is uniquely focused on developing proprietary light-based technology for introduction to the mass markets. Palomar has an agreement with The Gillette Company to develop and potentially commercialize a patented home-use, light-based hair removal device for women (please note that in October 2005, Procter & Gamble Company completed its acquisition of Gillette. Under the Development and License Agreement, Procter & Gamble, as the acquiring party, assumed all of Gillette’s rights and obligations.) Palomar also has an agreement with Johnson & Johnson Consumer Companies to develop and potentially commercialize home-use, light-based devices for reducing or reshaping body fat including cellulite, reducing the appearance of skin aging, and reducing or preventing acne, and was awarded a contract by the Department of the Army to develop a light-based self-treatment device for Pseudofolliculitis Barbae.

        For more information on Palomar and its products, visit Palomar’s website at www.palomarmedical.com. To continue receiving the most up-to-date information and latest news on Palomar as it happens, sign up to receive automatic e-mail alerts by going to the Investor Relations’ section of the website.

         With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements, including but not limited to statements relating to new markets, development and introduction of new products, and financial projections that involve risk and uncertainties that may individually or mutually impact the matters herein, and cause actual results, events and performance to differ materially from such forward-looking statements. These risk factors include, but are not limited to, results of future operations, technological difficulties in developing or introducing new products, the results of future research, lack of product demand and market acceptance for current and future products, the effect of economic conditions, challenges in managing joint ventures and research with third parties and government contracts, the impact of competitive products and pricing, governmental regulations with respect to medical devices, including whether FDA clearance will be obtained for future products and additional applications, the results of litigation, difficulties in collecting royalties, potential infringement of third-party intellectual property rights, and/or other factors, which are detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended December 31, 2005 and the Company’s quarterly reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Exhibit D2
Cutera Press Release

FOR IMMEDIATE RELEASE

CONTACTS:

Cutera, Inc.
Ron Santilli
Chief Financial Officer
415-657-5500

Investor Relations
John Mills
Integrated Corporate Relations, Inc.
310-395-2215
jmills@icrinc.com

CUTERA SETTLES PATENT LITIGATION WITH PALOMAR

— Secures Non-Cancellable License, Resolves All Outstanding Lawsuits And Reaches Mutual Agreement To Avoid FutureLitigation On Existing Products

Brisbane, California, June 5, 2006 – Cutera, Inc.® (Nasdaq: CUTR), a leading provider of laser and other light-based aesthetic systems for practitioners worldwide, today announced that it has settled all patent infringement lawsuits with Palomar Medical Technologies, Inc. As part of this transaction, Cutera and Palomar have agreed to refrain from asserting any further patent claims against the other’s current product offerings.

Under the terms of the settlement, Cutera will pay Palomar for sales of its systems that contain Nd:YAG- and/or ProWave770 handpieces for hair removal. A one-time estimated payment of $22 million will be paid to Palomar for royalties due on past sales of those systems, accrued interest, penalties and reimbursement of Palomar’s legal costs.

The royalty rate for sales of hair-removal-only systems, which represent approximately ten percent of Cutera’s current net revenue, will be equal to 7.5% of net sales and that rate will drop to as low as 3.75% for multi-application systems that include hair-removal capability. Products which do not include hair removal capability – such as Cutera’s Solera Titan system, Service and Titan hand-piece refills — are not subject to any royalties. The Company’s blended royalty rate is estimated to equal about 3.5% of Cutera’s current revenue, as opposed to about 7.5% of total 2000 revenue.

Kevin Connors, Cutera’s president and CEO, commented, “We have been engaged in this litigation since February 2002, and are pleased to get the cost and related distraction behind us. Both the uncertainty associated with a jury trial, and the costly, protracted schedule of a second lawsuit and possible appeals have helped us determine that global resolution of these matters is the best solution. We have shown a commitment to launching innovative applications each year, and any new products that do not include hair-removal capability would not be subject to royalties under this license agreement. With this litigation now behind us, Cutera will be able to better focus its efforts on building a world class organization that offers the broadest range of aesthetic solutions to the professional medical market.”

For more information, please see the Settlement Agreement and the License Agreement filed as exhibits to a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission.

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of laser and other light-based aesthetic systems to the professional aesthetic market. Since 1998, Cutera has been developing innovative, easy-to-use products that enable dermatologists, plastic surgeons, gynecologists, primary care physicians and other qualified practitioners to offer safe, effective and non-invasive aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning the expected or actual amounts of settlement payments, the anticipated blended royalty rate that will be owing to Palomar, and our future success are forward-looking statements within the meaning of the Safe Harbor. Forward-Looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera’s actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect Cutera’s business and its financial results are detailed in its most recent 10-K and 10-Q as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward–looking statements which speak only as of the date they are made. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.